UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2006

Tier Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10780 Parkridge Blvd., 4th Floor, Reston, Virginia		20191
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	571-382-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Tier Technologies, Inc. (the "Company") was notified of a decision by the Nasdaq Listing Qualifications Hearings Panel (the "Panel") to delist the Company’s securities effective at the open of business on May 25, 2006. The Company subsequently appealed the Panel’s decision to the Nasdaq Listing and Hearing Review Council (the "Listing Council"). On July 25, 2006, the Company was notified that the Listing Council had reviewed the appeal, but had affirmed the Panel’s decision to delist the Company’s securities from The Nasdaq National Market for failure to comply with the filing requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(14). At the time that the Listing Council reviewed the appeal, Tier was not in a position to file its Annual Report on Form 10-K for the fiscal year ended September 30, 2005 or its Quarterly Reports on Form 10-Q for the periods ended December 31, 2005 and March 31, 2006. The Company continues to work diligently with its auditors to complete the review and file these financial statements. The Company intends to apply for re-listing once it has filed all required reports with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tier Technologies, Inc.

July 31, 2006	By:	David E. Fountain

Name: David E. Fountain
Title: Chief Financial Officer